WARRANT TRANSFER AGREEMENT

AGREEMENT, dated December 19, 2013, by and between Red Oak Partners LP (the “Purchaser” or “Red Oak”) and The A. Lorne Weil 2006 Irrevocable Trust (the “Insider”), and Andina Acquisition Corporation, a Cayman Islands company (the “Company”).

RECITALS:

A.        The Company will hold an extraordinary general meeting of its shareholders to consider and act upon, among other things, a proposal to adopt and approve the Agreement and Plan of Reorganization (“Acquisition Agreement”), dated as of August 17, 2013, as amended as of November 6, 2013, by and among the Company, Andina Merger Sub, Inc., the Company’s wholly-owned subsidiary (“Merger Sub”), Tecnoglass S.A. (“Tecnoglass”), C.I. Energia Solar S.A. E.S. Windows (“ES”) and Tecno Corporation (“Tecno Holding”), providing for the merger (“Merger”) of Merger Sub with and into Tecno Holding with Tecno Holding becoming a wholly owned subsidiary of the Company (the “Acquisition Proposal”).

B.        The Purchaser desires to purchase up to 1,000,000 ordinary shares (common stock) of the Company (“Current Ownership”) sold in the Company’s initial public offering (the “Public Shares”).

IT IS AGREED:

1.        Purchase of Shares. The Purchaser hereby agrees that it and/or its designees set forth on Exhibit A (collectively, the “Designees”) hereto will use commercially reasonable efforts to purchase the 1,000,000 Public Shares prior to the closing of the Merger (“Closing”) at $10.18 per share. Purchaser agrees that neither it nor its Designees will seek redemption or conversion of any of Public Shares in connection with the Merger.

2.        Insider Warrant Transfers. In consideration of the agreements made by the Purchaser, if the Acquisition Proposal is approved and the Merger is consummated, the Insider will, promptly after the Closing but in no event later than December 31, 2013, transfer to the Purchaser (or its Designees as instructed by the Purchaser) 2.19888 Insider Warrants (as defined below) per share purchased of the Company by Purchaser or its Designees (up to a maximum of 2,198,880 Insider Warrants). Public Shares purchased but not yet settled shall be included in the foregoing Insider Warrant calculation. For the purposes hereof, the Insider Warrants shall mean the warrants each covering one share of underlying common stock of the Company and exercisable at $8 per warrant and further identified as “insider warrants” in the Andina Acquisition Corporation Prospectus filed pursuant to Rule 414(b)(4) with the Securities and Exchange Commission on or about March 16, 2012 (the “Prospectus”) (the “Prospectus”).

3.       Registration of Warrants; Acknowledgement.

(a)       Not later than April 1, 2014 (the “Filing Deadline”), the Company shall file a registration statement covering the resale by the Purchaser of the Insider Warrants (and underlying ordinary shares) and use its best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as possible, but no later than June 1, 2014 (the “Effectiveness Deadline”).

(b)      In the event that the registration statement is (a) not filed on or before the Filing Deadline (“Filing Failure”), or (b) not declared effective by the SEC on or before the respective Effectiveness Deadline for any reason (an "Effectiveness Failure") then, Red Oak (or the then current holders of the transferred Insider Warrants) (the “Holder”) shall be entitled to a payment of $.20 (subject to equitable adjustment for splits, combinations and similar occurrences) for each Insider Warrant (or underlying share of Common Stock) held by such Holder for each thirty day period (or portion thereof) as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the underlying shares of ordinary shares (the “Registrable Securities”) of the Company (which remedy shall not be exclusive of any other remedies available at law or in equity).

(c)      If, on any day after the applicable, Effective Date, sales of all of the Registrable Securities required to be included on such registration statement that have not already been sold by Holders pursuant to the registration Statement cannot be made pursuant to such Registration Statement or otherwise (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, to register a sufficient number of shares of common stock or to maintain the listing of the shares of common stock) (a "Maintenance Failure") then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the underlying shares of common stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Holder of Registrable Securities (or securities that are exercisable for Registrable Securities) who has not already sold all of its shares of common stock relating to such Registration Statement an amount in cash equal to $.20 (subject to equitable adjustment for splits, combinations and similar occurrences) per share of common stock of such Holder's Registrable Securities included in such Registration Statement that have not already been sold pursuant to the Registration Statement on the initial day of a Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Maintenance Failure is cured.

(d)      Notwithstanding the foregoing, the Company shall have thirty (30) days during which to cure a Filing Failure, Effectiveness Failure or Maintenance Failure and in which no penalty fee shall be owed.

(e)      In the event that the Company fails to make any payments required in Sections (b) or (c) above in a timely manner, such amounts shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

(f)       The Company by executing below hereby confirms its acknowledgement of the transfers of Warrants contained herein and shall take all action reasonably necessary to effect the transfer of the Insider Warrants as provided herein to the Purchaser and/or its Designees. Further the Company hereby agrees not to take any action in contravention or inconsistent with the transfers of the Insider Warrants as contemplated herein.

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4.        Representations of Purchaser. Purchaser hereby represents and warrants to the Insider that:

(a)      Purchaser, in making the decision to receive the Insider Warrants from the Insider, has not relied upon any oral or written representations or assurances from the Insider or any of the Company’s officers, directors, partners or employees or any other representatives or agents.

(b)    This Agreement has been validly authorized, executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Purchaser does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Purchaser is a party which would prevent the Purchaser from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Purchaser is subject.

(c)      The Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Purchaser’s own legal counsel and investment and tax advisors. The Purchaser is not relying on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

(d)      The Purchaser (and/or the Designees) shall direct its broker to purchase on December 20, 2013 at least 500,000 shares of ordinary stock of the Company at $10.18 per share.

5.        Insider Representations. The Insider hereby represents and warrants to the Purchaser that:

(a)          This Agreement has been validly authorized, executed and delivered by the Insider and, assuming the due authorization, execution and delivery thereof by the other parties hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Insider does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Insider is a party which would prevent the Insider from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Insider is subject.

(b)          The Insider is the beneficial owner of the Insider Warrants transferred hereby and will transfer to the Purchaser promptly after the closing of the Merger, but in no event later than December 31, 2013, good marketable title to the Insider Warrants free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws.

(c)          The terms, provisions and conditions of the Insider Warrants have not been amended, revised or modified in any manner since their issuance. The description of the Insider Warrants contained in the Prospectus is true, correct and complete in all material respects.

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6.          Indemnification. Each party hereto shall indemnify and hold harmless the other parties hereto with respect to any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred by the other party in connection with, arising from or related to a breach of any representation, warranty or covenant contained herein. For the avoidance of doubt, and without limitation, Red Oak, the Designees and their respective assignees shall be entitled to recover: (i) all reasonable costs incurred in enforcing the provisions of this Agreement and (ii) any lost profits incurred as a result of the failure of the Insider to transfer the Insider Warrants as provided for herein.

7.          Disclosure; Exchange Act Filings. Promptly upon execution of this Agreement, the Company will issue a press release describing this Agreement and file a Current Report on Form 6-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reporting such execution. The parties to this Agreement shall cooperate with one another to assure that all such disclosures are accurate and consistent.

8.          Representations of Principals. David Sandberg hereby represents and warrants on behalf of Red Oak, that Red Oak has the financial wherewithal to honor its obligations hereunder. A. Lorne Weil hereby represents and warrants on behalf of the Insider, that the Insider has the financial wherewithal to honor its obligations hereunder.

9.          Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

9.          Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, including the conflicts of law provisions and interpretations thereof.

10.        Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

11.        Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become null and void and of no force and effect (i) upon the termination of the Acquisition Agreement prior to the consummation of the Merger or if the Purchaser seeks redemption or conversion of any of its shares in connection with the Merger. Notwithstanding any provision in this Agreement to the contrary, the Insider’s obligation to transfer the Insider Warrants to the Purchaser shall be conditioned on the consummation of the Merger.

12.        Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

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13.        Acknowledgement; Waiver. Purchaser (i) acknowledges that the Insider may possess or have access to material non-public information which has not been communicated to the Purchaser; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Insider or any of the Company’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10-b(5) of the Securities and Exchange Act of 1934; and (iii) is aware that the Insider is relying on the truth of the representations set forth in Section 4 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

14.          Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

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[Signature Page to Agreement Dated December 20, 2013]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASERS:

RED OAK FUND LP

By:
Name:
Title:

INSIDER:

THE A. LORNE WEIL 2006 IRREVOCABLE TRUST

By:
Name:
Title:

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ANDINA ACQUISITION CORPORATION
Solely with respect to its obligations set forth in Sections 3 and 7 hereof

By:
Name:
Title:

A. Lorne Weil solely with respect to his obligations set forth in Section 8 hereof

David Sandberg solely with respect to his obligations set forth in Section 8 hereof

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EXHIBIT A

DESIGNEES